ASSET MANAGEMENT FUND
PROXY VOTING RESULTS
April 25, 2005 (Unaudited)
% of Outstanding % of Shares
ELECTION OF TRUSTEES:
No. of Shares  Shares Voted
Richard M. Amis
Affirmative 189,219,948.594 40.120% 98.171%
Withhold 3,525,791.522 .748% 1.829%
Total 192,745,740.116 40.868% 100.000%
David F. Holland
Affirmative 189,220,902.594 40.120% 98.171%
Withhold 3,524,837.522 .748% 1.829%
Total  192,745,740.116 40.868% 100.000%
Gerald J. Levy
Affirmative 189,220,902.594 40.120% 98.171%
Withhold 3,524,837.522 .748% 1.829%
Total 192,745,740.116 40.868% 100.000%
William A. McKenna, Jr.
Affirmative 189,220,902.594 40.120% 98.171%
Withhold 3,524,837.522 .748% 1.829%
Total 192,745,740.116 40.868% 100.000%
Christopher M. Owen
Affirmative 189,220,902.594 40.120% 98.171%
Withhold 3,524,837.522 .748% 1.829%
Total 192,745,740.116 40.868% 100.000%
Maria F. Ramirez
Affirmative 189,220,902.594 40.120% 98.171%
Withhold 3,524,837.522 .748% 1.829%
Total 192,745,740.116 40.868% 100.000%
Roger D. Shay
Affirmative 189,617,318.685 40.204% 98.377%
Withhold 3,128,421.431 .664% 1.623%
Total 192,745,740.116 40.868% 100.000%
Roger D. Shay, Jr.
Affirmative 189,617,318.685 40.204% 98.377%
Withhold 3,128,421.431 .664% 1.623%
Total 192,745,740.116 40.868% 100.000%
RECORD TOTAL 471,634,601.894
VOTED SHARES 192,745,740.116
PERCENT VOTED 40.868%